SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Small Cap Relative Value Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirement as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

        For    Against   Abstain
      149,758   0         5,648

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Diversification

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Borrowing

                                Broker
    For    Against   Abstain   Non-Votes
  111,241   2,430     7,526     34,208

Senior securities

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Concentration

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Underwriting of securities

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Investment in real estate

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Purchase of commodities

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208




Lending

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Margin purchases and short sales

                                Broker
    For    Against   Abstain   Non-Votes
  111,354   2,317     7,526     34,208

Pledging of assets

                                Broker
    For    Against   Abstain   Non-Votes
  111,241   2,430     7,526     34,208



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